UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

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[   ] Preliminary Proxy Statement
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[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RALCORP HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person Filing Proxy Statement if other than the Registrant)

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RALCORP HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DEAR SHAREHOLDERS:

The 2006 Annual Meeting of Shareholders of Ralcorp Holdings, Inc. will be held at 8:30 a.m. local time, on Thursday, February 2, 2006, at the Bank of America Plaza, 800 Market St., 30th floor, St. Louis, Missouri, for the following purposes:

•	To elect three directors;

•	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm; and

•	To transact any other business that may properly by presented at the Annual Meeting.

If you were a shareholder of record at the close of business on November 25, 2005, then you may vote on these matters.

It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we encourage you to vote in one of these ways:

•	USE THE INTERNET WEBSITE shown on the Proxy Card;

•	USE THE TOLL-FREE TELEPHONE NUMBER shown on the Proxy Card; or

•	MARK, SIGN, DATE, and PROMPTLY RETURN the Proxy Card in the postage-paid envelope provided.

By Order of the Board of Directors,

Charles G. Huber, Jr. Secretary

December 14, 2005

RALCORP HOLDINGS, INC.
800 Market Street
St. Louis, MO 63101

PROXY STATEMENT

RALCORP HOLDINGS, INC.

PROXY STATEMENT FOR THE
2006 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why Am I Receiving These Materials?

The Board of Directors of Ralcorp Holdings, Inc. (“Ralcorp” or “Company”) is soliciting proxies to be used at the 2006 Annual Meeting of Shareholders. This Proxy Statement and Proxy Card are being mailed to shareholders on or about December 20, 2005. A copy of Ralcorp’s Annual Report on Form 10-K containing financial statements for the fiscal year ended September 30, 2005 has been mailed with this Proxy Statement.

YOUR VOTE IS VERY IMPORTANT AND YOU ARE ENCOURAGED TO VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Where And When Is The Annual Meeting?

The Annual Meeting will take place at 8:30 a.m. local time, on Thursday, February 2, 2006, at the Bank of America Plaza, 800 Market St., 30th floor, St. Louis, Missouri.

Who Can Vote?

Record holders of Ralcorp Common Stock on November 25, 2005 may vote at the Annual Meeting. On that date, there were 29,670,251 shares of Ralcorp Common Stock outstanding.

How Do I Vote?

Shares Registered In Your Name:

• Vote by Internet. Go to http://www.eproxyvote.com/rah and follow the instructions provided.

• Vote by Telephone. Using a touch-tone telephone, call 1-877-779-8683 toll-free and follow the instructions provided.

• Vote by Mail. Mark your Proxy Card, sign, date and return it in the postage-paid envelope provided.

• Attend the Annual Meeting and cast your vote there.

To vote by Internet or telephone, you will need your Voter Control Number located above your name on your Proxy Card. Internet and telephone voting are available twenty-four hours a day until midnight on Wednesday, February 1, 2006, the day before the Annual Meeting. If you vote by Internet or telephone, then please do not return your Proxy Card.

Shares Held By Your Bank Or Broker:

If your Ralcorp Common Stock is held in the name of a bank or broker, then follow the voting instructions you receive from your bank or broker. If you wish to attend the Annual Meeting and vote your shares, then you will need to bring an account statement or letter from your bank or broker indicating that you were the record holder of your shares as of November 25, 2005.

Shares Held In The Savings Investment Plan:

If you participate in the Company’s Savings Investment Plan (SIP) and are the record holder of Ralcorp Common Stock in exactly the same name as you are identified by in the SIP, then you will receive a single

Proxy Card to vote all of your shares. If your plan account is not in exactly the same name as your shares of record, then you will receive one Proxy Card for your SIP shares and one for your record shares.

If you own shares through the plan and we have not received your vote by 5:00 p.m. eastern standard time on January 30, 2006, then the trustee will vote your shares in the same proportion as the shares that are voted on behalf of the other participants in the plan. The trustee will also vote unallocated shares of Ralcorp Common Stock held in the plan in direct proportion to the voting of allocated shares in the plan as to which voting instructions have been received, unless doing so would be inconsistent with the trustee’s duties.

How Many Votes Are Needed?

If a quorum is represented at the Annual Meeting, then the following votes are required:

• Election of Directors

A majority of shares entitled to vote and present (in person or by proxy) at the Annual Meeting must be voted “FOR” a nominee.

• Ratification of Appointment of Independent Registered Public Accounting Firm

A majority of shares entitled to vote and present (in person or by proxy) at the Annual Meeting must be voted “FOR” the ratification of appointment of independent accountants.

• Other Matters

Generally, a majority of the shares entitled to vote and present (in person or by proxy) at the Annual Meeting must be voted “FOR” such other matter. However, the Company does not know of any other matter that will be presented at this Annual Meeting.

How Can I Change My Vote?

You can change your vote in one of three ways:

• Send in another proxy or vote again electronically after your original vote;

• Notify Ralcorp’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

• Vote in person at the Annual Meeting.

How Many Votes Do I Have?

You are entitled to cast one vote for each share of Ralcorp Common Stock you own on the record date. A majority of the outstanding shares entitled to vote must be present (in person or by proxy) in order to conduct the election of directors and other matters in this Proxy Statement.

What Constitutes A Quorum?

A majority of the outstanding shares entitled to vote at the Annual Meeting represented in person or by proxy constitutes a quorum.

How Are Votes Counted?

A Proxy Card marked “withheld” for a nominee or nominees acts as a vote against such nominee or nominees. A Proxy Card marked “abstain” on a matter will be considered to be represented at the Annual Meeting, but not voted for these purposes. Shares registered in the name of a bank, broker, or other “street name” agent, for which proxies are voted on some, but not all matters, will be considered to be represented at the Annual Meeting and voted only as to those matters marked on the Proxy Card.

All shares that are properly voted—whether by Internet, telephone, or mail—will be voted at the Annual Meeting in accordance with your instructions. If you sign the Proxy Card but do not give voting instructions, then the shares represented by your Proxy Card will be voted as recommended by the Board of Directors.

If any other matters are properly presented at the Annual Meeting, then the people named on the Proxy Card will use their discretion to vote on your behalf.

What Does The Board Recommend?

The Board recommends you vote “FOR” the three nominees for director and “FOR” the ratification of appointment of independent registered public accounting firm.

ELECTION OF DIRECTORS
Item 1 on Proxy Card

Nine members serve on the Board of Directors. The Board is currently divided into three classes, with each class consisting of three members. Directors for each class are elected at the Annual Meeting held in the year in which the term for their class expires. Messrs. Goodall, Micheletto and Skarie constitute the class whose term expires at the 2006 Annual Meeting.

The Board has nominated Jack W. Goodall, Joe R. Micheletto and David P. Skarie for election as directors at the Annual Meeting, to serve until the 2009 Annual Meeting.

Each nominee has agreed to serve and the Board does not contemplate that any of the nominees will be unable to stand for election. However, if any nominee becomes unable to serve before the Annual Meeting, then your Proxy Card will be voted for a person that the Board nominates in such nominee’s place, unless you have withheld authority to vote for all nominees. There are no family relationships among our directors and corporate officers.

Other directors not up for election this year will continue in office for the remainder of their terms or until their death, resignation or removal. Proxies may not be voted for a greater number of persons than the nominees listed below.

INFORMATION ABOUT RALCORP’S BOARD OF DIRECTORS

Biographical information on Messrs. Goodall, Micheletto and Skarie, and the directors continuing in office, is set forth below. Directors’ ages are as of December 31, 2005.

BILL G. ARMSTRONG—Continuing in office—Term expiring 2007

Age:	57
Director Since:	October 2004
Principal Occupation/ Recent Business Experience:	Mr. Armstrong served as Executive Vice President and Chief Operating Officer of Cargill Animal Nutrition from May 2001 to September 2004 and as Chief Operating Officer of Agribrands International, Inc. from April 1998 to April 2001.
Other Directorships:	Energizer Holdings, Inc.

DAVID R. BANKS—Continuing in office—Term expiring 2008

Age:	68
Director Since:	May 2001
Principal Occupation/ Recent Business Experience:	Private equity investor. Mr. Banks served as Chairman of the Board of Beverly Enterprises, Inc. (health care) from May 1989 to December 2001 and as Chief Executive Officer from May 1989 to February 2001.
Other Directorships:	Nationwide Health Properties, Inc.

JACK W. GOODALL—Standing for election at this meeting for a term expiring 2009

Age:	67
Director Since:	March 1994
Principal Occupation/ Recent Business Experience:	Mr. Goodall served as Chairman of the Board of Jack in the Box Inc. (restaurants) from April 1996 to February 2001.
Other Directorships:	Rubio’s Restaurants, Inc.

KEVIN J. HUNT—Continuing in office —Term expiring 2008

Age:	54
Director Since:	October 2004
Principal Occupation/ Recent Business Experience:	Mr. Hunt has been Co-Chief Executive Officer and President of Ralcorp Holdings, Inc. since September 2003 and Chief Executive Officer of Bremner, Inc. since 1995 and Nutcracker Brands, Inc. since September 2003. Mr. Hunt has been employed with the Company since 1985.

DAVID W. KEMPER—Continuing in office—Term expiring 2008

Age:	55
Director Since:	October 1994
Principal Occupation/ Recent Business Experience:	Mr. Kemper has been Chairman, President and Chief Executive Officer of Commerce Bancshares, Inc. (bank holding company) since October 1991.
Other Directorships:	Tower Properties Company

RICHARD A. LIDDY—Continuing in office—Term expiring 2007
Age:	70
Director Since:	February 2001
Principal Occupation/ Recent Business Experience:	Mr. Liddy served as Chairman of the Board of GenAmerica Financial (financial and insurance products) from September 2000 to April 2002. He also served as Chairman of the Board of Reinsurance Group of America from May 1993 to April 2002.
Other Directorships:	Ameren Corporation, Brown Shoe Company, Inc. and Energizer Holdings, Inc.

JOE R. MICHELETTO—Standing for election at this meeting for a term expiring 2009

Age:	69
Director Since:	January 1994
Principal Occupation/ Recent Business Experience:	Mr. Micheletto has been Vice-Chairman of the Board of Directors of Ralcorp Holdings, Inc. since September 2003. Mr. Micheletto served as Chief Executive Officer and President of Ralcorp Holdings, Inc. from September 1996 to September 2003.
Other Directorships:	Energizer Holdings, Inc. and Vail Resorts, Inc.

DAVID P. SKARIE—Standing for election at this meeting for a term expiring 2009

Age:	59
Director Since:	October 2004
Principal Occupation/ Recent Business Experience:	Mr. Skarie has been Co-Chief Executive Officer and President of Ralcorp Holdings, Inc. since September 2003 and Chief Executive Officer and President of The Carriage House Companies, Inc. and Ralston Foods since January 2002. Mr. Skarie has been employed with the Company since 1986.

WILLIAM P. STIRITZ, Chairman of the Board—Continuing in office—Term expiring 2007

Age:	71
Director Since:	January 1994
Principal Occupation/ Recent Business Experience:	Private equity investor. Mr. Stiritz has been Chairman of the Board of Energizer Holdings, Inc. (batteries) and Chairman of the Energizer Holdings, Inc. Management Strategy and Finance Committee since April 2000. Mr. Stiritz served as Chairman of the Board of Ralston Purina Company from January 1982 to December 2001. He also served as Chairman of the Board, Chief Executive Officer and President of Agribrands International, Inc. from April 1998 to May 2001.
Other Directorships:	Ball Corporation, Energizer Holdings, Inc., Federated Department Stores, Inc. and Vail Resorts, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” MESSRS. GOODALL, MICHELETTO AND SKARIE.

STOCK OWNERSHIP INFORMATION

Directors and Executive Officers

            The following table shows, as of November 25, 2005, the shares of Ralcorp Common Stock beneficially owned by Ralcorp directors and executive officers. Except as noted, all such persons possess sole voting and investment powers with respect to the shares listed. An asterisk in the column listing the percentage of shares outstanding indicates the person owns less than 1% of the Common Stock outstanding.

Directors & Executive Officers	Number of Shares(a)		Exercisable Options(b)	Total	% of Shares Outstanding
Bill G. Armstrong	—		12,781	12,781	*
David R. Banks	6,000		25,631	31,631	*
Jack W. Goodall	30,900		25,631	56,531	*
David W. Kemper	9,000		25,631	34,631	*
Richard A. Liddy	10,000	(c)	25,631	35,631	*
Joe R. Micheletto	344,311		5,070	349,381	1.2
William P. Stiritz	885,197	(d)	215,621	1,100,818	3.7
Kevin J. Hunt	33,215		71,943	105,158	*
David P. Skarie	40,072		61,170	101,242	*
Thomas G. Granneman	14,548		38,236	52,781	*
Richard R. Koulouris	24,412		16,963	41,375	*
Ron D. Wilkinson	16,898		29,558	46,456	*
All Directors and Executive Officers as a Group (15 people)	1,448,656		573,913	2,022,569	6.8

(a) Includes the following:

•	Shares held directly and Restricted Stock subject to forfeiture, a vesting schedule and other restrictions described in footnote 4 to the Summary Compensation Table on page 11; and

•	Shares (or share equivalents) held indirectly in the Company’s Saving Investment Plan (SIP), Executive Savings Investment Plan (Executive SIP) and Deferred Compensation Plan for Key Employees. Shares in the SIP and Executive SIP are held in a separate fund in which participants acquire units. The fund also holds cash and short-term investments. The shares reported for a participant approximate the number of shares in the fund allocable to that participant and fluctuate due to the cash in the fund and the Common Stock’s price.

(b)	Shares that could be acquired by exercising stock options through January 31, 2006. Options granted to a director become exercisable upon that director’s termination, retirement, disability or death.

(c) Shares of Common Stock owned by Mr. Liddy’s wife.

(d) Includes 18,333 shares of Common Stock owned by Mr. Stiritz’s wife.

BOARD GOVERNANCE

            The Board of Directors has adopted categorical independence standards, which are described in the Company’s Corporate Governance Guidelines (“Guidelines”) that are attached as Appendix A to this Proxy Statement and are available on the Company’s website, www.ralcorp.com/corporategovernance.htm. The Guidelines contain the categorical standards the Board uses to make its determination as to the materiality of the relations of each of its directors. The Board has determined, in its judgment, that Messrs. Armstrong, Banks, Goodall, Kemper, Liddy, and Stiritz are independent directors as defined in the NYSE listing standards and the SEC rules and regulations. Mr. Kemper is the only independent director that has a relationship with the Company (other than being a director and shareholder). The Board has determined, in its judgment and based on the criteria in the Guidelines, that the relationship between Mr. Kemper and the Company is immaterial and therefore should not preclude a determination of independence. The nature of this immaterial relationship is described under the heading “Other Relationships Involving Directors, Officers, or Their Associates” on page 17 of this Proxy Statement. We believe the remaining independent directors do not have any relationship with the Company (other than being a director and shareholder), material or immaterial, to report.

            The Guidelines also address qualifications for directors. Generally, the Guidelines provide that directors should have the skills, expertise, integrity and knowledge of the industries in which the Company competes necessary to enhance the long-term interest of shareholders. The Guidelines do not contain any specific limitations on a director’s ability to serve on boards or committees, including audit committees, of other organizations. The Board has determined, in its judgment, that Mr. Banks qualifies as an “audit committee financial expert” as defined by the SEC and that Mr. Banks has accounting and related financial management expertise within the meaning of the NYSE listing standards.

            Generally, at each regularly scheduled meeting, the non-management directors meet without the presence of management. The independent directors meet without the presence of management and any non-independent director at least twice each year. When the Board meets without management, Mr. Stiritz, the Company’s Chairman, or the Chairman of the Board Committee then in session, act as the presiding director.

            Information concerning the standing Committees of the Board is provided below.

Audit Committee

            The Committee’s primary responsibilities are to monitor and oversee (a) the quality and integrity of the Company’s financial statements and financial reporting, (b) the independence and qualifications of the Company’s independent auditors, (c) the performance of the Company’s independent audit, (d) the Company’s systems of internal accounting, financial controls and disclosure controls, and (e) the Company’s compliance with legal and regulatory requirements, codes of conduct and ethics programs.

            The Audit Committee currently consists of five directors. The Board has determined, in its judgement, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Committee operates under a written charter, adopted by the entire board, which is available on the Company’s website at www.ralcorp.com/corporategovernance.htm. The Audit Committee’s report is on page 17 of this Proxy Statement.

Corporate Governance and Compensation Committee

            The Corporate Governance and Compensation Committee reviews and revises, as necessary, the Company’s Corporate Governance Guidelines. The Committee also recommends to the Board nominees for directors and executive officers of the Company. The Committee will consider suggestions from shareholders regarding possible director nominees. Such suggestions and the nominees consent to being nominated, together with appropriate biographical information (including principal occupation for the previous 5 years, business and residential addresses, and education background), should be submitted in writing to the Secretary of the Company. The Committee relies primarily on the recommendations from management and members of the Board to identify director nominee candidates. However, the Committee will consider timely written suggestions from shareholders. Shareholders wishing to suggest a candidate for director nomination for the 2007 Annual Meeting should mail their suggestions to Ralcorp Holdings, Inc., PO Box 618, St. Louis, MO 63188-0618, Attn: Corporate Secretary. Suggestions must be received by the Secretary of the Company no later than August 23, 2006. The Committee also makes recommendations to the Board regarding CEO and other executive compensation. The Committee also administers the Company’s Deferred Compensation and Incentive Stock Plans.

            The Committee currently consists of six directors. The Board has determined, in its judgement, that the Corporate Governance and Compensation Committee is comprised solely of independent directors as defined in the NYSE listing standards. The Committee operates under a written charter, adopted by the entire Board, which is available on the Company’s website at www.ralcorp.com/corporategovernance.htm. The Corporate Governance and Compensation Committee’s report on fiscal year 2005 executive compensation is on pages 15-16 of this Proxy Statement.

Executive Committee

            The Executive Committee consists of two directors and may exercise all Board authority in the intervals between Board meetings, to the extent such authority is in compliance with the Corporate Governance Guidelines and does not infringe upon the duties and responsibilities of other Board committees.

Communication with the Board

            Shareholders and other parties interested in communicating directly with an individual director or with the non-management directors as a group, may do so by writing to the individual director or group, c/o Ralcorp Holdings, PO Box 618, St. Louis, Missouri 63188-0618, Attn: Corporate Secretary. The Board has directed that the Company’s Secretary forward shareholder communications to the Chairman of the Board and any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding the governance or operation of the Company, the Secretary will use his discretion to refrain from forwarding the following: sales literature; defamatory material regarding the Company and/or its directors; incoherent or inflammatory correspondence, particularly when such correspondence is repetitive and was addressed previously in some manner; and other correspondence unrelated to the Board’s corporate governance and oversight responsibilities.

Director Attendance at Annual Meeting

            The Board has directed that the Company schedule, whenever practicable, a Board meeting and any Committee meetings on the same day as the Company’s Annual Meeting of Shareholders. The Board’s meetings on that day will be convened or adjourned to allow all directors who are physically present for the meetings, to attend the Company’s Annual Meeting of Shareholders. The Company’s Corporate Governance Guidelines do not require the directors to attend the Annual Meeting. Seven members of the Company’s Board of Directors attended the 2005 Annual Meeting of Shareholders. Typically the Company’s annual meeting is sparsely attended.

Code of Ethics

            Our Standards of Business Conduct, applicable to all corporate officers and employees, set forth the Company’s expectations for the conduct of business by officers and employees. The directors have adopted and abide by the Directors Code of Ethics. Both documents are available on the Company’s website, www.ralcorp.com/corporategovernance.htm. In the event the Company modifies either document or waivers of compliance are granted to officers or directors, the Company will post such modifications or waivers on its website.

BOARD AND COMMITTEE SERVICE SUMMARY

Director	Board		Audit		Corporate Governance & Compensation		Executive		Attended 75% or More of Board & Applicable Committee Meetings
Bill G. Armstrong	X		X		X				X
David R. Banks	X		X	*	X				X
Jack W. Goodall	X		X		X	*			X
Kevin J. Hunt	X								X
David W. Kemper	X		X		X				X
Richard A. Liddy	X		X		X				X
Joe R. Micheletto	X						X		X
David P. Skarie	X								X
William P. Stiritz	X	*			X		X	*	X
Meetings Held in FY 2005	7		7		4		8

* Chair
DIRECTOR COMPENSATION

All non-employee directors receive an annual retainer of $40,000. The Company’s Chairman receives a retainer of $70,000. The Chairmen of the Audit Committee and Corporate Governance and Compensation Committee receive Chairman retainers of $10,000. Directors are paid $1,500 for each regular or special Board meeting, Committee meeting, telephonic meeting and consent to action without a meeting. We also pay the premiums on directors’ and officers’ liability and travel accident insurance policies insuring directors. We reimburse Directors for their expenses incurred in connection with board meetings. On occasion, the Company provides directors with ski resort accommodations that the Company owns in Colorado. Non-employee directors also receive annual stock-based compensation. All awards vest at the director’s termination, retirement, disability or death.

In addition, certain members of the Board receive the following:

Chairman of the Board

• Restricted stock grant with a fair market value of $50,000 each January.

• Stock option grant of 10,000 shares each September.

• Mr. Stiritz used Company aircraft for personal use. The cost (on a variable basis) to the Company of such use was $36,518.00.

Vice-Chairman of the Board

• Through December 31, 2003, Mr. Micheletto received salary, benefits and stock based compensation as an employee of Ralcorp.

• On January 1, 2004, Mr. Micheletto began receiving non-employee director compensation.

• Reimbursement of reasonable office expenses.

• Stock option grant of 2,500 shares each September.

Other Non-Employee Directors

• Initial stock option grant of 10,000 shares for newly elected directors.

• Stock option grant of 2,500 shares each September.

Ralcorp has a Deferred Compensation Plan for Non-Management Directors. Under this plan, any non-employee director may elect to defer, with certain limitations, their retainer and fees until retirement or other termination of his directorship. Deferrals may be made in Common Stock equivalents in an Equity Option or may be made in cash under a number of funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Deferrals in the Equity Option receive a 33 1/3% Company matching contribution. All directors have elected to defer their retainers and fees into the Equity Option. In Fiscal 2005, Mr. Armstrong received a $1,000.00 fee for assisting management during negotiations of a potential acquisition. The Compensation was deferred into Mr. Armstrong’s deferred compensation account for non-management directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Item 2 on Proxy Card

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 2006, and the Board of Directors has directed that management submit the appointment of independent accountants for ratification by the stockholders at the annual meeting. PricewaterhouseCoopers LLP has served as Ralcorp’s independent accountants since 1994. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors. However, the submission of appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2, RATIFICATION OF
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(5)	Restricted Stock Award(s) ($)(4)	Securities Underlying Options/ SARs (#)	All Other Compensation ($)(1)
K. J. Hunt	2005	439,704	432,500	5,370	0	70,000	52,032
Co-CEO &	2004	350,000	348,000	4,756	1,071,000	51,405	34,035
President	2003	237,504	185,000	0	0	30,843	15,676

D. P. Skarie	2005	439,704	432,500	3,276	0	70,000	50,532
Co-CEO &	2004	350,000	375,000	1,616	1,071,000	51,405	39,375
President	2003	229,008	185,000	0	0	30,843	10,741

D. L. Beré(2)	2005	86,154	40,000	0	0	0	0
Former VP & CEO	2004	285,100	80,649	0	0	25,000	0
Bakery Chef

T. G. Granneman	2005	207,708	99,000	0	0	20,000	13,082
VP & Controller	2004	166,008	89,600	0	428,400	20,562	7,534
	2003	160,008	81,400	0	0	20,562	5,670

R. R. Koulouris	2005	217,260	109,700	0	0	23,000	15,859
VP & President	2004	189,798	97,500	0	535,500	23,646	93,351
of Bremner Inc. & Nutcracker Brands, Inc.(3)

R. D. Wilkinson	2005	246,456	139,000	0	0	23,000	11,091
VP & Director	2004	208,000	126,000	0	535,500	23,646	8,580
of Product Supply	2003	200,508	125,000	0	0	23,646	7,558

(1)   The amounts shown in this column consist of the following for fiscal years 2005, 2004 and 2003:

 •  Company Matching Contributions or Accruals to the Company’s SIP and Executive SIP:

	Fiscal Year 2005	Fiscal Year 2004	Fiscal Year 2003
Mr. Hunt	$52,032	$34,035	$13,071
Mr. Skarie	$50,532	$39,375	$ 9,243
Mr. Granneman	$13,082	$ 7,534	$ 5,670
Mr. Koulouris	$15,859	$15,512	$ (3)
Mr. Wilkinson	$11,091	$ 8,580	$ 6,015

(2)	Mr. Beré became a Corporate Officer on December 3, 2003. On June 17, 2005 he resigned from the Company.

(3)	Mr. Koulouris became a Corporate Officer on November 6, 2003.

(4)	Restricted stock awards are valued by multiplying the closing market price of the Common Stock on the date of grant by the number of shares awarded. The Company pays dividends on shares of restricted stock at the same rate, if any, as paid to all Shareholders. Dividends are held in an account bearing interest at the prime rate until restrictions lapse. The restrictions lapse as follows: one-third on September 24 in 2011, 2012 and 2013. The number of shares of restricted stock awarded are as follows: Mr. Hunt - 30,000; Mr. Skarie - 30,000; Mr. Granneman - 12,000; Mr. Koulouris - 15,000; and Mr. Wilkinson - 15,000.

(5)	Amounts reflect reimbursement for taxes associated with spouse/immediate family accompaniment on business travel. Consistent with applicable regulations, this column does not include perquisites that when aggregated did not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus. All arrangements under which the named executive officers would receive perquisites are described under the heading “Other Benefit Plans” located on page 14 this Proxy Statement.

STOCK APPRECIATION RIGHTS GRANTED IN LAST FISCAL YEAR
	Individual Grants				Grant Date Value
Name	Number of SAR’s Granted(#)(1)	% of Total Stock Awards Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value($)(3)
K. J. Hunt	70,000	11.5	42.00	9/28/15	948,752
D. P. Skarie	70,000	11.5	42.00	9/28/15	948,752
D. L. Beré	0	0	—	—	0
T. G. Granneman	20,000	3.3	42.00	9/28/15	271,072
R. R. Koulouris	23,000	3.8	42.00	9/28/15	311,733
R. D. Wilkinson	23,000	3.8	42.00	9/28/15	311,733

(1)	33 1/3% of the total number of SAR’s become exercisable on September 29 of 2008, 2009 and 2010 respectively.

(2)	The number of stock awards granted to all employees in fiscal year 2005 was 606,984.

(3)	Grant date valuation amounts were determined by application of the Black-Scholes valuation method. Assumptions used were as follows: (i) the expected life of the awards equals 6 years; (ii) the expected share price volatility equals 22.5%; (iii) the risk free interest rate equals 4.17%, the interpolated grant date Treasury rate for a term equal to the expected life of the awards; and (iv) the dividend yield equals 0%.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-the-Money Options at FY-End($)
Name*	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
K. J. Hunt	35,183	1,087,197	56,522	216,301	1,360,665	2,663,400
D. P. Skarie	19,277	568,711	45,749	211,366	1,075,162	2,514,165
T. G. Granneman	7,000	211,500	27,955	92,996	657,532	1,299,837
R. R. Koulouris	5,012	140,739	13,622	67,981	324,835	729,876
R. D. Wilkinson	36,497	944,310	17,735	121,441	393,899	1,933,174

* Mr. Beré did not exercise any stock options during the fiscal year. His stock options terminated upon his resignation in June.

EQUITY COMPENSATION PLAN INFORMATION
FOR FISCAL YEAR END
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options(a)	Weighted Average of Exercise Price of Outstanding Options($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a)

Equity compensation plans approved by security holders	2,702,327	23.35	789,024	(1)
Equity compensation plans not approved by security holders	0	0	0
Total	2,702,327	23.35	789,024

(1)	Approximately 73,500 shares of this number are reserved for issuance under the equity option of the Company’s Deferred Compensation Plan for Key Employees. This amount equals the dollar value of previous deferrals of income by executive officers and key employees. Also, approximately 100,000 shares of this number are reserved for issuance under stock appreciation rights.

EXECUTIVE AGREEMENTS

            The Company has Management Continuity Agreements with the named executive officers and each of the other corporate officers. The agreements provide severance compensation to each corporate officer in the event of the officer’s voluntary or involuntary termination after a change-in-control of the Company. The compensation provided would be in the form of a lump sum payment equal to the present value of continuing the executive officer’s salary and bonus for a specified period following the executive officer’s termination of employment, and the continuation of other executive benefits for the same period. The initial applicable period is three years in the event of an involuntary termination of employment (including a constructive termination), two years in the event of a voluntary termination within six months of a change-in-control and one year in the event of any other voluntary termination of employment.

            No payments would be made if the executive officer’s termination is due to death, disability or normal retirement, or is “for cause”, nor would any payments continue beyond the executive officer’s normal retirement date. Contracts governing stock options, stock appreciation rights and restricted stock provide that upon a change-in-control of the Company, any unexercised, unvested, unearned restricted or unpaid shares become 100% vested. The agreements provide that executives with a Management Continuity Agreement be indemnified from any tax under Section 4999 and Section 280G of the Internal Revenue Code of 1986, as amended, that is attributable to a parachute payment under the Code and any tax upon the payment of such amounts. In addition, vesting of stock based incentive compensation awards accelerate upon a change of control.

EXECUTIVE BENEFITS
Retirement Plan

            The Ralcorp Retirement Plan may provide pension benefits in the future to the named executive officers. Certain regular U.S. employees having one year of service with the Company or certain Company subsidiaries are eligible to participate in the Retirement Plan. Employees become vested after five years of service. Normal retirement is at age 65; however, employees who work beyond age 65 may continue to accrue benefits.

            Annual benefits are computed by multiplying the participant’s Final Average Earnings (average of participant’s five highest consecutive annual earnings during ten years prior to retirement or earlier termination) by the product of 1.5% times the participant’s years of service (to a maximum of 40 years) and by subtracting from that amount up to one half of the participant’s primary social security benefit at retirement (with the actual amount of offset determined by age and years of service at retirement).

            The following table shows the estimated annual retirement benefits that would be payable from the Retirement Plan to salaried employees, including the named executive officers, assuming age 65 retirement. To the extent an employee’s compensation or benefits exceed certain limits imposed by the Internal Revenue Code of 1986, as amended, the table also includes benefits payable from an unfunded supplemental retirement plan. The table reflects benefits prior to the subtraction of social security benefits as described above. Effective December 31, 2003, the Company froze retirement benefits for administrative employees including corporate officers. Consequently, they no longer accrue defined pension benefits.

PENSION PLAN TABLE

	Years of Service
Remuneration (Final Average Earnings)	10	15	20	25	30	35	40
$ 100,000	$15,000	$22,500	$30,000	$37,500	$45,000	$52,500	$60,000
$ 200,000	$30,000	$45,000	$60,000	$75,000	$90,000	$105,000	$120,000
$ 300,000	$45,000	$67,500	$90,000	$112,500	$135,000	$157,500	$180,000
$ 400,000	$60,000	$90,000	$120,000	$150,000	$180,000	$210,000	$240,000
$ 500,000	$75,000	$112,500	$150,000	$187,500	$225,000	$262,500	$300,000
$ 600,000	$90,000	$135,000	$180,000	$225,000	$270,000	$315,000	$360,000
$ 700,000	$105,000	$157,500	$210,000	$262,500	$315,000	$367,500	$420,000
$ 800,000	$120,000	$180,000	$240,000	$300,000	$360,000	$420,000	$480,000
$ 900,000	$135,000	$202,500	$270,000	$337,500	$405,000	$472,500	$540,000
$1,000,000	$150,000	$225,000	$300,000	$375,000	$450,000	$525,000	$600,000

            For the purpose of calculating retirement benefits, the named executive officers had, as of September 30, 2005, the following years of credited service, calculated to the nearest year: Mr. Hunt—18 years; Mr. Skarie—18 years; Mr. Granneman—7 years; Mr. Koulouris—24 years; and Mr. Wilkinson—8 years. Credited service includes service with Ralston Purina Company, the Company’s former parent corporation. Earnings used in calculating benefits under the Retirement Plan and any unfunded supplemental retirement plan previously described are approximately equal to amounts included in the Salary and Bonus columns in the Summary Compensation Table on page 11.

Other Benefit Plans

            Beneficiaries of eligible retired executive officers will be provided a death benefit in an amount equal to 50% of the earnings recognized under the Company’s benefit plans for the executive officer during the last full year of employment. This benefit is not presently insured or funded.

            In addition, the Executive Long-Term Disability Plan would provide benefits to its corporate officers, including certain executive officers, in the event they become disabled. The Long-Term Disability Plan, which is available to certain regular employees of the Company and in which officers must participate at their own expense in order to be eligible for the Executive Long-Term Disability Plan, imposes a limit of $10,000 per month (60% of a maximum annual salary of $200,000) on the amount paid to a disabled employee. The Executive Long-Term Disability Plan will provide a supplemental benefit equal to 60% of the difference between the executive officer’s previous year’s earnings recognized under the Company’s benefit plans and $200,000, with appropriate taxes withheld.

            The Company’s Executive Health Plan provides eligible employees and their eligible dependents with supplemental health insurance coverage. The Executive Health Plan provides reimbursement for covered out-of-pocket expenses not reimbursed by a Company sponsored health plan.

            The Company’s corporate officers are entitled to an annual Company-paid physical exam.

            The Company’s corporate officers are eligible to receive reimbursement for eligible financial planning, tax and estate planning. The first year’s allowance is $5,000 ($8,000 for the CEO’s) with subsequent annual allowances of $4,000 ($6,000 for CEO’s). There is a carryforward maximum of $4,000 ($6,000 for CEO’s) if the annual allowance is not used in future years.

            The Company maintains a deferred compensation plan, which permits the deferral of all or part of an eligible individual’s bonus and up to 50% of their annual salary. Income taxes on the amounts deferred and any investment gains are deferred until distributed. A number of investment funds are available as “benchmark” investment options. Amounts contributed continue to grow on a tax-deferred basis until distributed. As with any deferred compensation plan, there are restrictions on deferral and distribution elections as well as potential financial exposure to changes in the Company’s financial health.

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

            The Corporate Governance and Compensation Committee consists entirely of independent directors. It approves direct and indirect compensation of all executive officers, administers and makes awards under the Company’s existing Incentive Stock Plan. Stock-based awards such as stock options, restricted stock and stock appreciation rights may be granted under that Plan to officers and other key employees of the Company.

Compensation Philosophy

            The Company’s executive compensation program is designed to provide total compensation that can attract, retain and motivate key employees. The Committee’s intent is to provide overall cash compensation packages that have a greater “at risk” element than competitive norms, i.e., salaries below industry medians and performance-based bonuses which may permit recipients to achieve total cash compensation packages exceeding medians. The Committee generally reviews executive officer compensation including salaries, bonuses and any long-term compensation each September near the end of the Company’s fiscal year.

Salaries

            The Committee establishes the salaries for executive officers based on its assessment of each individual’s responsibilities, experience, individual performance and contribution to the Company’s performance. The Committee also takes into account compensation data from other companies; length of service in current position and with the Company overall, historical compensation levels at the Company; the competitive environment for attracting and retaining executives; entitlement to employee retirement benefits (pension, 401k, etc.) and the recommendation of Messrs. Hunt and Skarie, except with respect to their own compensation. The Company attempts to set base salary levels at or below the median level for executives holding positions of similar responsibility and complexity at corporations as reflected in published surveys. In addition, with respect to Messrs. Hunt and Skarie, the Committee considered the Company’s improved financial performance and their leadership in connection with the review of strategic matters. Further, in September 2004, the Committee reviewed compensation analyses of an independent consultant with respect to Messrs. Hunt and Skarie and the other corporate officers. The salaries and other compensation information for the Company’s named executive officers are set forth in the Summary Compensation Table on page 11.

Bonuses

            On September 29, 2005, the Committee awarded bonuses to all of the named executive officers for the Company’s 2005 fiscal year. The amount of each such bonus was based on the officer’s total compensation package including salary, bonus, stock options, and long-term stock based awards; the financial performance of the officer’s business unit relative to the business plan (including such measures as sales volume, revenues, costs, cash flow and operating profit); Company financial performance (including the measures of business unit performance listed above and, in addition, earnings per share); the officer’s individual performance (including the quality of strategic plans, organizational and management development, participation in evaluations of potential acquisitions and similar manifestations of individual performance); and the business environment for the officer’s business unit. With the exception of their own bonuses, the Committee considered recommendations of Messrs. Hunt and Skarie, which were based on bonus targets (as a percent of salary) set prior to the beginning of the fiscal year.

            The Committee identified a bonus target goal equal to a percentage of an executive officer’s salary. After reviewing the factors identified above, the Committee approved individual bonuses based on the Committee’s subjective judgement and discretion. The bonuses granted were not based on a strict adherence to the target. For the CEO’s, the target was 100% and for each named executive officer, the target goal was between 47% and 50%.

Long-Term Compensation

Long-term compensation currently consists of stock options, restricted stock awards and stock appreciation rights.

•	Stock options entitle the recipient to purchase a specified number of shares of the Company’s Common Stock after a specified period of time at an option price, which is ordinarily equal to the fair market value of the Common Stock at the time of grant.

•	Restricted stock awards provide the awardee with a long-term incentive. The restricted stock awards provide for a one-third vesting in years 2011, 2012 and 2013.

•
Stock appreciation rights are based on a set number of shares, and upon exercise, they will receive the number of shares equal in value to the difference between the exercise price and the fair market value at the date of exercise, less all applicable taxes.

All stock-based compensation provides executives with an opportunity to buy and maintain an equity interest in the Company while linking the executive’s compensation directly to shareholder value since the executive receives no benefit from the option unless all shareholders have benefited from an appreciation in the value of the Common Stock. In addition, since all stock based incentive awards “vest” serially over a period of time after the date of grant (usually three to six years), they enhance the ability of the Company to retain the executive while encouraging the executive to take a longer-term view on decisions impacting the Company. All stock based compensation will vest upon a change-in-control, normal retirement, death, disability, or an involuntary termination.

Stock appreciation rights were awarded in September 2005. The amount awarded to each Company officer was recommended by Messrs. Hunt and Skarie after consultation with the Committee’s Chairman. With respect to each of Messrs. Hunt and Skarie, the Committee authorized 70,000 stock appreciation rights. Messrs. Hunt and Skarie recommended the amounts awarded to all other officers after consultation with the Committee’s Chairman. The awards were designed to link compensation to long-term share price performance. Consequently, the awards do not begin vesting until 2008.

Additional Information

In April 2005, the Committee retained an independent consulting firm to study existing salary, bonus and stock based compensation paid to corporate officers. The results confirmed that, after giving effect to the 2004 restricted stock awards, total direct compensation (salary, bonus and present value of long-term incentives) for corporate officers was consistent with or below median market levels. With respect to Messrs. Hunt and Skarie, the analysis compared their total direct compensation against that of the Chief Operating Officer at other companies using published data and an average of the first and second highest paid individuals against a publicly-traded peer group. The peer group was comprised of twelve U.S.-based publicly traded food companies with revenue ranging from $422 million to $3.8 billion.

Deductibility of Certain Executive Compensation

A feature of the Omnibus Budget Reconciliation Act of 1993 sets a limit on deductible compensation of $1,000,000 per person, per year for the Chief Executive Officer and the next four highest-paid executives. While it is the general intention of the Committee to meet the requirements for deductibility, the Committee may, in the exercise of its judgment, approve payment of compensation from time to time that may not be fully deductible. The Committee believes this flexibility will enable it to respond to changing business conditions, or to an executive’s exceptional individual performance. The Committee will continue to review and monitor its policy with respect to the deductibility of compensation.

J. W. Goodall—Chairman B. G. Armstrong	D. R. Banks R. A. Liddy	D. W. Kemper W. P. Stiritz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            As noted previously, the Corporate Governance and Compensation Committee is currently composed of Messrs. Armstrong, Banks, Goodall, Liddy, Kemper and Stiritz. There are no relationships involving the members of the Corporate Governance and Compensation Committee or the executive officers of Ralcorp that are required to be disclosed under Item 402 (j) of Regulation S-K.

AUDIT COMMITTEE REPORT

            The Board has determined, in its judgment, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards, Rule 10A-3 of the Securities Exchange Act of 1934 and the Company’s Corporate Governance Guidelines. The Audit Committee operates under a written charter, adopted by the entire Board, which is available on the Company’s website at www.ralcorp.com/corporategovernance.htm.

            Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP, the Company’s independent accountants, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Ernst & Young, LLP, the Company’s internal auditor, assists the Audit Committee with its responsibility to monitor and oversee the financial reporting process and internal controls. The Committee discussed with the Company’s internal auditors and independent accountants the overall scopes and plans for their respective audits. The Committee met, at least quarterly, with the internal auditors and independent accountants, with and without management present, and discussed the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

            With respect to the Company’s audited financial statements for the Company’s fiscal year ended September 30, 2005, management of the Company has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed those financial statements with management. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as modified or supplemented.

         The Audit Committee has received the written disclosures from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed the independence of PricewaterhouseCoopers with members of that firm.

            Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2005, be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

D. R. Banks—Chairman B. G. Armstrong	D. W. Kemper J. W. Goodall	R. A. Liddy

OTHER RELATIONSHIPS INVOLVING DIRECTORS, OFFICERS,
OR THEIR ASSOCIATES

            Mr. Kemper is Chairman, President and Chief Executive Officer of Commerce Bancshares, Inc., which is one of eight banks that participate in the Company’s committed credit facility. Commerce Bancshares’ lending commitment under that facility in Fiscal 2005 was limited to $15 million out of a total syndicate commitment of $150 million. During the fiscal year, the Company paid approximately $5,000 in interest to Commerce Bancshares, Inc. The Company’s corporate credit card program is administered through

Commerce Bancshares, Inc., but there is no charge made to or fee paid by the Company for this service. Instead, the Company is paid a fee ($6,159.28 was paid in fiscal 2005) for using credit cards administered by Commerce and therefore find the relationship to be immaterial. The Board does not believe Mr. Kemper has a material interest in the transactions between the Company and Commerce Bancshares, Inc. The transactions are disclosed on a voluntary basis.

STOCK PERFORMANCE GRAPH

            The following performance graph compares the changes, for the period indicated, in the cumulative total value of $100 hypothetically invested in each of (a) Ralcorp Common Stock, (b) the Russell 2000 Index, and (c) the Russell 2000 Consumer Staples Index.

Comparison of Total Return on $100.00 Invested in Ralcorp Holdings, Inc. Common Stock on September 30, 2000 vs. Russell 2000 and Russell 2000 Consumer Staples Indices
Ralcorp
Russell 2000 Index
Russell 2000 Consumer Staples Index
$325.00
$300.00
$275.00
$250.00
$225.00
$200.00
$175.00
$150.00
$125.00
$100.00
$75.00
$50.00
9/30/2000
9/30/2001
9/30/2002
9/30/2003
9/30/2004
9/30/2005

Graph Data Points

	Ralcorp ($)	Russell 2000 Index ($)	Russell 2000 Consumer Staples Index ($)

9/30/2000	100.00	100.00	100.00
9/30/2001	137.77	79.14	133.28
9/30/2002	150.58	72.16	120.39
9/30/2003	196.11	97.32	131.24
9/30/2004	255.58	114.89	145.72
9/30/2005	303.86	134.66	176.48

OTHER MATTERS
Proxy Solicitation

            Ralcorp has paid for preparing this Proxy Statement and the Proxy Card. Ralcorp will also pay for the solicitation of proxies. The Company hired Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of $9,000 plus expenses. Ralcorp will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs, including postage and handling, reasonably incurred by them in sending proxy materials to the beneficial owners of Ralcorp’s Common Stock. In addition to the use of the mail, employees of the Company may make proxy solicitations, via telephone or personal contact.

Independent Registered Public Accounting Firm

            PricewaterhouseCoopers LLP acted as Ralcorp’s independent registered public accounting firm for fiscal year 2005 and has served in that capacity since 1994. The Board, upon the recommendation of the Audit Committee, appointed PricewaterhouseCoopers LLP as independent accountants for the current fiscal year. A representative of that firm will be present at the Annual Meeting, will have an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

            The following fees were paid for audit services rendered in conjunction with reviewing and auditing the Company’s fiscal years 2004 and 2005 financial statements, and for other services during those fiscal years:

	FY 2004	FY 2005

Audit Fees	$556,500	$1,211,935
Audit-Related Fees	$66,700	$25,300
Tax Fees	$0	$0
All Other Fees	$1,400	$1,500

            The “Audit-Related Fees” paid for fiscal year 2004 and 2005 were for an audit of the employee benefit plans. For Fiscal 2004, “Audit-Related Fees” also included assistance related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 covering reporting on internal controls over financial reporting. For fiscal years 2004 and 2005, “All Other Fees” was an amount paid for the use of a proprietary accounting research database.

          With regard to the fees listed above, the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of services other than audit services is compatible with its ability to maintain its independence. Regardless of the size or nature of the other services, if any, to be provided, it is the Audit Committee’s policy and practice to approve any services not under the heading “Audit Fees” before any such other services are undertaken. The audit performed on behalf of the Company was staffed primarily by full-time, permanent employees of PricewaterhouseCoopers.

Section 16(a) Beneficial Ownership Reporting Compliance

            Executive officers and directors of Ralcorp are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of Ralcorp Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to Ralcorp.

            Based solely on a review of copies of those reports, other documents furnished to Ralcorp and written representations that no other reports were required, Ralcorp believes that all filing requirements applicable to executive officers and directors have been complied with during the preceding fiscal year except that the Company’s legal counsel filed one report late for a single transaction on behalf of Kevin J. Hunt.

Shareholder Proposals for 2007 Meeting

            Under the Company’s Bylaws, shareholders who desire to nominate a director or present any other business at an Annual Meeting of Shareholders must follow certain procedures. Generally, to be considered at the 2007 Annual Meeting of Shareholders, a shareholder nomination or proposal not to be included in the Proxy Statement and Notice of Meeting must be received by the Company’s Secretary between November 4, 2006, and December 4, 2006. However, if the shareholder desires that the proposal be included in the Company’s Proxy Statement and Notice of Meeting for the 2007 Annual Meeting of Shareholders then it must be received by the Secretary of the Company no later than August 23, 2006 and must also comply in all respects with the rules and regulations of the SEC and the laws of the State of Missouri. A copy of the Bylaws will be furnished to any shareholder without charge upon written request to the Company’s Secretary.

Form 10-K and Other Filings

            Upon written request and at no charge, the Company will provide a copy of any of its filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K, with financial statements and schedules for its most recent fiscal year. The Company may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. These documents are also available on the Company’s website, http://www.ralcorp.com, and the SEC’s website, http://www.sec.gov.

Householding

            SEC rules allow delivery of a single annual report and proxy statement to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the annual report and proxy statement, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as the Company’s expenses. Shareholders having multiple accounts may have received householding notifications from their respective brokers and, consequently, such shareholders may receive only one proxy statement and annual report. Shareholders who prefer to receive separate copies of the proxy statement and annual report, either now or in the future, may request to receive separate copies of the proxy statement and annual report by notifying the Company’s Secretary. Shareholders currently sharing an address with another shareholder who wish to have only one proxy statement and annual report delivered to the household in the future should also contact the Company’s Secretary.

Notices, Requests or Communications with Directors

            Any notice or request discussed above, or any communication intended for any member or members of the Company’s Board of Directors, should be directed to the Company’s Secretary, Ralcorp Holdings, Inc., PO Box 618, St. Louis, Missouri 63188-0618. The Company’s Secretary will forward the communication to the designated member or members of the Company’s Board of Directors.

            We maintain a confidential telephone number and post office box through which you can send concerns regarding accounting matters or business practices. The toll-free number in the U.S. is 1-800-877-7055 or if you prefer, you may write to: Corporate Vice President and Controller, Ralcorp Holdings, Inc., PO Box 618, St. Louis, Missouri 63188-0618.

By Order of the Board of Directors,

Charles G. Huber, Jr. Secretary

December 14, 2005

APPENDIX A

RALCORP HOLDINGS, INC.

CORPORATE GOVERNANCE GUIDELINES
Adopted December 4, 2003
Role of the Board of Directors

            The Board of Directors selects and supervises the officers of the Company in the interest and for the benefit of the stockholders. The Board of Directors has delegated to the Co-Chief Executive Officers, together with the other officers of the Company, the authority and responsibility for managing the business of the Company under the direction of the Board. Each director is expected to spend the time and effort necessary to properly discharge the director’s responsibilities.

Composition of the Board of Directors

1.          Size of the Board of Directors

            The Board believes that it should generally have no fewer than five and no more than ten directors. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability. The size of the Board could, however, be increased or decreased if determined to be appropriate by the Board.

2.          Board Membership Criteria

            The Board of Directors is responsible for nominating individuals for election to the Board of Directors by the stockholders and for appointing individuals as directors between annual meetings of the stockholders. The Corporate Governance and Compensation Committee identifies, reviews and makes recommendations concerning potential members of the Board of Directors.

            The Board should be comprised of individuals who, after taking into account their skills, expertise, integrity, knowledge of the industries in which the Company operates, and other qualities, have the ability of the Board to enhance the long-term interest of the shareholders. The Board will evaluate each individual in the context of the entire Board of Directors with the objective of assembling a Board of Directors that can enhance the success of the Company and promote the interests of stockholders. Annually (or more often, if necessary), the Corporate Governance and Compensation Committee reviews the qualifications and backgrounds of the directors and makes recommendation to the Board as to the directors to be nominated for election by the stockholders at the next annual meeting or to be appointed as directors between annual meetings of the stockholders.

3.          Selection of Chairman

            The Board of Directors selects a Chairman from among the directors. Presently the Board has determined that the offices of the Chief Executive Officer and the Chairman should not be held by the same person. However, the Board can determine that to enhance the management of the Company, one person should hold the positions of Chief Executive Officer and Chairman.

4.          Term Limits

            The Board has not established term limits for directors. The Board believes term limits deprive the Company of the knowledge and expertise developed by directors from extended service on the Board of Directors.

5.          Retirement of Board Members

            The policy of the Board of Directors is that it will not nominate any individual for election as a director by the shareholders or appoint any individual as a director if such person is 70 years or older.

6.          Directors Who Change Their Present Job Responsibility

           Directors who retire or significantly change the position they held when they became a member of the Board should not leave the Board of Directors simply because of such a change. However, upon any such event, the Corporate Governance Committee will review the appropriateness of continued service on the Board of Directors by that director.

7.          No Specific Limitation on Other Board Service

            Directors are not prohibited from serving on boards and committees of other organizations, and the Board has not adopted any guidelines limiting such activities. Instead, each director is expected to ensure that other commitments do not interfere with the director’s discharge of his or her duties. Directors are expected to inform the Chairman of the Board and the Chairman of the Corporate Governance Committee upon becoming a director of any other public company or becoming a member of the audit committee of any other public company.

8.          Director Orientation and Continuing Education

            The Company shall provide new directors with a director orientation program to familiarize such directors with, among other things, the Company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business ethics, corporate governance guidelines, principal officers, internal auditors and independent auditors. The Company encourages and supports continuing director education and shall reimburse directors for reasonable expenses incurred in connection therewith.

9.          Determination of Director Independence

            The Board shall be comprised of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange and the applicable rules of the Securities and Exchange Commission.

           Further, a director is deemed to be independent if the Board has determined that the director has no material relationship with the Company.

           The Board of Directors has established the following categorical standards in connection with determining the independence of directors:

•	A director will not be considered to be independent if, during the past five years, the Company has employed the director or any of the director’s immediate family (except in a non-officer capacity);

•	A director will not be considered to be independent if, during the past five years, the director has been employed by (or affiliated with) the Company’s present or former independent accountants or any of the director’s immediate family members have been so employed or affiliated (except in a non-partner capacity not involving the Company’s business);

•	A director’s independence will not be considered to be impaired if the director or any immediate family member of the director is employed by (or affiliated with) an entity that loans the Company an amount of money less than 5% of the Company’s total assets;

•	A director will not be considered to be independent if the director is a partner, shareholder, or officer of a company or firm that provides significant consulting, legal, or financial advisory services to the Company. For purposes of this categorical standard, a company or firm will be considered to provide non-significant services if the fees represent less than (i) 2% of the Company’s or firm’s gross revenues for its last full fiscal year and (ii) 2% of the Company’s gross revenues for its last full fiscal year;

•	A director’s independence will not be considered to be impaired if the director or any immediate family member of the director is employed by (or affiliated with) a non-significant supplier or customer of the Company. For the purposes of this categorical standard, a supplier or customer will be considered non-significant if its sales to, or purchases from, the Company represent less than (i) 2% of the gross revenues of the customer or supplier for its last full fiscal year and (ii) 2% of the Company’s gross revenues, for its last full fiscal year;

•	A director’s independence will not be considered to be impaired if the director is an employee, officer, or director of a foundation, university or other non-profit organization to which the

Company gives directly, or indirectly through its foundation, no more than $200,000 per annum or 5% of the organization’s gross revenues for its last full fiscal year (whichever is greater); and

•	A director’s independence will not be considered to be impaired if such director is an executive officer of an entity for which another director of the Company serves as a director and member of any board committee of that entity, provided such service does not occur while that other director also serves as an executive officer of the Company.

             An individual will be considered to be affiliated with a corporation or other entity, if that individual controls, is controlled by or is under common control with the corporation or other entity.

             The Board of Directors will determine the independence of any director with a relationship to the Company that is not covered by the above standards.

Board Meetings

1.         Frequency of Meetings

            The Board of Directors determines its schedule of board meetings each year. The current schedule is for four regular meetings each year. The Audit Committee has six regularly scheduled meetings. A director is expected to regularly attend (in person or telephonically) meetings of the Board and of the committees on which the director serves, and to review materials distributed in advance of meetings.

2.         Selection of Agenda Items

            The Chairman of the Board of Directors establishes the agenda for each meeting. Each member of the Board may suggest additional items for the agenda.

3.         Distribution of Materials

            The minutes of the prior Board meeting, an agenda for the forthcoming meeting, and selected Company financial information and agenda item background materials must be distributed to Board members in advance of the meetings.

4.         Access to Management and Advisors

            Board members shall have unrestricted access to management of the Company. The Board of Directors shall have the authority to retain independent legal, accounting or other consultants to advise the Board.

5.         Separate Session of Non-Management Directors

            The non-management directors of the Company shall meet in regularly scheduled executive sessions without management no fewer than four times a year. The presiding director at these meetings shall be the Chairman or other Board appointed non-management director in the event the Chairman is unavailable.

Director Compensation

            The Company believes that the compensation paid to directors should be competitive and should encourage ownership of the Company’s stock by directors. The Corporate Governance and Compensation Committee shall periodically review the compensation paid to directors by the Company and make recommendations to the Board of Directors concerning such compensation.

            Employees of the Company serving as directors shall not receive any additional compensation for service on the Board of Directors.

Board Committees

1.        Number and Names of Board Committees

           The Board of Directors shall establish committees from time to time to assist it in discharging its obligations. There are currently three standing committees:

            Audit Committee

            Corporate Governance and Compensation Committee
            Executive Committee

            Each committee shall have a written charter, adopted and periodically reviewed by the Board of Directors. The purpose and responsibility of each committee shall be described in its respective charter. After each of its meetings, the committee shall report on the meeting to the Board of Directors.

2.         Independence of Committee Members

            The Audit and Corporate Governance and Compensation Committees shall be composed entirely of independent directors. The membership of each committee and the compensation paid to the members of each committee will comply with all applicable laws and regulations and the listing standards of the New York Stock Exchange.

3.         Committee Agendas

            The Chairman of each committee, in consultation with appropriate members of management, establishes the agenda for each meeting. Each member of the committee may suggest additional items for the agenda.

4.         Assignment of Committee Members

            The Chairman of the Board, after consideration of the advice, experience and expertise of individual directors and in consultation with the Chairman of the Corporate Governance and Compensation Committee, recommends to the Board of Directors the assignment of directors to the committees of the Board of Directors, including the chairmen of the committees.

             The Board of Directors does not mandate rotation of committee assignments or chairmen. The Board of Directors believes that the knowledge and expertise developed by directors through extended service on a committee outweigh the benefits obtained through mandatory rotation.

 Planning

1.         Management Succession

            The Board of Directors plans for the succession to the position of co-Chief Executive Officers. To assist the Board of Directors, the co-Chief Executive Officers annually provide to the Board an assessment of the Company’s executive officers and their potential to succeed him or her. The co-Chief Executive Officers must also provide to the Board of Directors an assessment of persons considered potential successors to the other executive officers. In addition, the co-Chief Executive Officers must prepare a short-term succession plan providing for temporary delegation of authority in the event either co-Chief Executive Officer become unexpectedly unable to perform his or her duties.

2.         Performance

            Annually, the Corporate Governance and Compensation Committee shall evaluate the performance of the Board of Directors and each committee thereof. The Corporate Governance and Compensation Committee shall discuss the results of their evaluations with the Board of Directors. Annually the Corporate Governance and Compensation Committee in connection with salary and wage determinations will evaluate officer performance.

Annually the Corporate Governance and Compensation Committee reviews the Corporate Governance Guidelines and recommends such changes to the Board of Directors as it determines to be necessary or appropriate.

RALCORP HOLDINGS, INC.
C/O COMPUTERSHARE
P.O. BOX 8056
EDISON, NJ 08818-8056

The Computershare Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week until the day prior to the meeting.

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone
1. Log on to the Internet and go to http://www.eproxyvote.com/rah		**1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)**

If you vote over the Internet or by telephone, please do not mail your card.

FOLD AND DETACH HERE

X **Please mark votes as in this example.**

#RLC

The proxies are directed to vote as specified below and in their discretion on all other matters coming before the meeting. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR ALL NOMINEES LISTED BELOW, AND FOR ITEM NO. 2.

The Board of Directors recommends a vote "FOR" all nominees for election as directors, and "FOR" Item No. 2.

1. Election of Directors.
Nominees: (01) Jack W. Goodall, (02) Joe R. Micheletto and (03) David P. Skarie

FOR ALL NOMINEES ☐ ☐ WITHHELD FROM ALL NOMINEES

☐ ______________________________
For all nominees except as noted above

2. Ratification of PricewaterhouseCoopers LLP as Ralcorp Holdings Independant Registered Public Accounting Firm for the fiscal year ending September 30, 2006

FOR ☐ AGAINST ☐ ABSTAIN ☐

MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD. ☐

ANNUAL REPORT

MARK HERE TO DISCONTINUE ANNUAL REPORT MAILING FOR THIS ACCOUNT (FOR MULTIPLE-ACCOUNT HOLDERS ONLY). ☐

ANNUAL MEETING

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING ☐

Signature ______________________ Date: __________ Signature ______________________ Date: __________

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

IMPORTANT
PLEASE VOTE YOUR PROXY CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS.

IF YOU REQUIRE SPECIAL ARRANGEMENTS TO PARTICIPATE AT THIS MEETING, PLEASE CONTACT THE COMPANY'S SHAREHOLDER SERVICES DEPARTMENT AT (314) 877-7046 PRIOR TO THE MEETING.

ADMISSION TICKET

FOR PRE-REGISTRATION, PLEASE SIGN BELOW.
PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM.

RALCORP HOLDINGS, INC.
2006 ANNUAL MEETING OF SHAREHOLDERS

SIGNATURE ____

FOLD AND DETACH HERE

P R O X Y

PROXY/VOTING INSTRUCTION CARD
RALCORP HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RALCORP HOLDINGS, INC. FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 2, 2006 AT 8:30 A.M. BANK OF AMERICA PLAZA, 800 MARKET ST., 30th FLOOR, ST. LOUIS, MISSOURI

The undersigned appoints K. J. Hunt, D. P. Skarie and C. G. Huber, Jr., and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Ralcorp Holdings, Inc., to be held on February 2, 2006, and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, all shares of Common Stock of the Company which the undersigned is entitled to vote.

Trustee's Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of the Company credited to the undersigned's account under the Ralcorp Holdings, Inc. Savings Investment Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

IMPORTANT–PLEASE SIGN AND DATE ON BACK OF CARD.
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
NO POSTAGE NECESSARY.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?
______________________	______________________
______________________	______________________
______________________	______________________

SEE REVERSE SIDE

(Continued and to be dated and signed on reverse side.)

SEE REVERSE SIDE